Microfilm Number ____2000084-1439 . Entity Number ____2971864	Filed with the Department of State on Nov 08 2000 _____________________________________ Secretary of the Commonwealth
.DOMESTIC LIMITED LIABILITY COMPANY DSCB:15-8913 (Rev 95)

     In compliance with the requirements of 15 Pa.C.S. Section 8913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company, hereby state(s) that:

1. The name of the limited liability company is: Allegheny Communications Connect of Pennsylvania, LLC________

_______________________________________________________________________________________________

2. The (a) address of this limited liability company's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)        100 Brush Run Road          Greensburg          PA            15601          Westmoreland          .
           Number and Street                City                State            Zip                County

c/o: ___________________________________________________________________________________________________
                             Name of Commercial Registered Office Provider County

For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited liability company is located for venue and official publication purposes.

3. The name and address, including street and number, if any, of each organizer are:

NAME Deborah J. Henry .	ADDRESS 800 Cabin Hill Drive, Greensburg, PA 15601

4. (Strike out if inapplicable): A member's interest in the company is to be evidenced by a certificate of membership interest.

5. (Strike out if inapplicable): Management of the company is vested in a manager or managers.

6. The specified effective date, if any is: ________________________________________________________________________
                                                                                  month             day            year            hour, if any

7. (Strike out if inapplicable): The company is a restricted professional company organized to render the following restricted professional service(s):

8. For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

IN TESTIMONY WHEREOF the organizer(s) has (have) signed this Certificate of Organization this 6 th day of November, 2000.

/s/ Deborah J. Henry________________________
                    (Signature)

________________________________________
                     (Signature)

________________________________________
                     (Signature)